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Exhibit 32

CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

I, Elliot Noss, Chief Executive Officer and President of Tucows Inc., hereby certify to my knowledge, and I, Michael Cooperman, Chief Financial Officer, Tucows Inc., hereby certify to my knowledge, that:

  (a)
  The Company's annual report on Form 10-K for the year ended December 31, 2003 (the "Form 10-K"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

  (b)
  The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER
/s/ Elliot Noss Elliot Noss	/s/ Michael Cooperman Michael Cooperman
Date: March 23 2004	Date: March 23, 2004

        A signed original of this written statement required by Section 906 the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Tucows Inc. and will be retained by Tucows Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS